 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2012

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of	(Commission	(I.R.S. employer
incorporation)	file number)	identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01  Other Events.

On June 5, 2012, Ambac Assurance Corporation (“Ambac Assurance”), a subsidiary of Ambac Financial Group, Inc., issued a press release announcing that the Circuit Court for Dane County, Wisconsin, approved the motions submitted by the Wisconsin Commissioner of Insurance, acting as the Rehabilitator of the Segregated Account of Ambac Assurance (i) to begin paying in cash 25% of each permitted policy claim that has arisen since the commencement of the rehabilitation proceedings for the Segregated Account and of each policy claim submitted and permitted in the future and (ii) to exercise two call options to purchase approximately $789 million of surplus notes issued by Ambac Assurance. In connection with such approval, Ambac Assurance announced that (i) it anticipates beginning to make the 25% cash claim payments in the third quarter of 2012 and (ii) it issued exercise notices relating to one call option on $500 million of surplus notes, expiring on June 7, 2012.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated June 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)
Dated: June 6, 2012

	By:	/s/ Stephen Ksenak
Stephen Ksenak, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release dated June 5, 2012